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                                                                    Exhibit 23.1

                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-96235) pertaining to the 1996 Stock Option Plan and the 1999 Stock Option and Grant Plan of our report dated May 31, 2000, except as to Note 16, as to which the date is June 14, 2000, with respect to the consolidated financial statements of MCK Communications, Inc. included in the Annual Report (Form
10-K) for the year ended April 30, 2000.


Boston Massachusetts
July 26, 2000                                                 Ernst & Young LLP